United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2020

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.05	JCS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07      Submission of Matters to Vote of Security Holders

Communications Systems, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders on June 17, 2020. The proposals considered at the Company’s 2020 Annual Meeting are described in detail in the Company’s Proxy Statement. Of the 9,346,967 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 7,925,734 shares or 84.8% of the outstanding shares, were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, and the final results of the votes cast at the meeting:

1.                   To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Roger H. D. Lacey	6,183,866	220,824	1,521,044
Richard A. Primuth	6,106,445	298,245	1,521,044
Randall D. Sampson	6,076,876	327,814	1,521,044
Steven C. Webster	6,181,783	222,907	1,521,044
Michael R. Zapata	6,017,562	387,128	1,521,044

2.                   To ratify and approve the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.

For	Against	Abstain
7,878,275	19,542	27,917

As a result, the shareholders (i) elected each nominee as a director of the Company and (ii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark D. Fandrich
Mark D. Fandrich
Chief Operating Officier and Chief Financial Officer

Date: June 22, 2020